Exhibit 10.1

DYNAMIC WORLDWIDE SOLAR ENERGY, LLC

1501 Broadway

25th Floor

New York, NY 10036

April 29, 2010

DayStar Technologies, Inc.

2972 Stender Way

Santa Clara, CA 95054

Attention: Mr. Magnus Ryde,

     Chief Executive Officer

Dear Sirs and Madams:

A. The undersigned, Dynamic Worldwide Solar Energy, LLC, a Delaware limited liability company (“Dynamic”), hereby offers to provide DayStar Technologies, Inc., a Delaware corporation (the “Company”), with a bridge loan (the “Loan”) of up to the principal amount of $3,000,000. The Loan will be evidenced by one or more Secured Convertible Promissory Notes (the “Notes”), in the form of Annex A attached hereto, to be issued to Dynamic pursuant to a Purchase Agreement in the form of Annex B attached hereto (the “Purchase Agreement”). The Notes will mature six months from the First Closing (as hereinafter defined), subject to acceleration and mandatory prepayment upon the consummation of the Equipment Loan (as hereinafter defined).

B. The obligations of the Company with respect to the Loan shall be secured by security interests granted to Dynamic pursuant to a Security Agreement between the Company, as the debtor, and Dynamic, as the secured party, in the form of Annex C attached hereto (the “Security Agreement”); such security interests shall rank pari passu with certain prior security interests granted to other creditors of the Company pursuant to an Intercreditor Agreement in the form of Annex D attached hereto (the “Intercreditor Agreement”). Notwithstanding the foregoing, two of the Lenders (as defined in the Intercreditor Agreement), Peter A. Lacey (“Lacey”), the Chairman of the Board of the Company, and TD Waterhouse RRSP Account 230832S, in trust for Peter Alan Lacey as beneficiary (Lacey and such trust being hereinafter referred to as the “Lacey Noteholders”), whose Secured Convertible Promissory Notes of the Company aggregate $2,885,000 in principal amount, have agreed with Dynamic, as a condition to the First Closing (and, as a further such agreement, the Company has agreed to use its best efforts to obtain, as soon as possible after the date hereof, the same agreement from the other Lenders other than Dynamic), that if, within 90 days after the First Closing), an Event of Default (as defined in the Notes) of a type referred to in Section 4(c) or 4(d) of the Notes or an Event of Default (as defined in the Security Agreement) of a type referred to in Section 5(c), 5(d) or 5(h) of the Security Agreement shall have occurred, then, upon such occurrence, until the Notes shall have been paid in full, their respective security interests, and their respective rights to the payment and performance by the Company of the promissory notes issued by the Company to them, shall be subordinate in every respect to the prior payment in full of the Notes.

DayStar Technologies, Inc.

April 29, 2010

C. In the event that Dynamic shall fund, or arrange the funding of, all or part of the Loan, the Company shall issue to Dynamic, or to Dynamic’s designees, (i) shares of its Common Stock, par value $0.01 per share (“Common Stock”), and (ii) seven-year Warrants for the Purchase of Shares of Common Stock, in the form of Annex E attached hereto (the “Warrants”), all upon the terms and subject to the conditions set forth below. Any shares of Common Stock so issued by the Company or acquired by Dynamic or its designees upon conversion of the Notes or exercise of the Warrants shall be acquired by Dynamic (or its designees) for investment and not for distribution, but all such shares shall be covered by a Registration Rights Agreement between the Company and Dynamic, in the form of Annex F attached hereto, and the disposition of such shares shall be solely within the control of Dynamic.

D. Upon the acceptance by the Company of the offer contained herein and the Company’s agreement to this letter agreement (“this Agreement”), Dynamic shall be obligated to fund to the Company the first installment of the Loan, in the amount of $650,000 (the “First Tranche”), at a closing (the “First Closing”) to be held in New York, New York (at such location as shall be mutually agreed upon by the parties hereto) on the date hereof or as soon hereafter as is practicable (provided, however, that this Agreement shall terminate, without any liability on the part of any party hereto, if the First Tranche shall not have been funded by the close of business on May 3, 2010). At the First Closing, the Company shall issue to Dynamic (i) a Note in the principal amount of $650,000 (the “First Note”), convertible (at the option of the holder of the Note) into shares of Common Stock at the rate of one such share for each $0.30 of indebtedness outstanding at the time of conversion, and (ii) a Warrant (the “First Warrant”) entitling the holder thereof to purchase 2,166,667 shares of Common Stock at an exercise price of $0.70 per share. The First Closing shall also be conditioned upon the receipt by Dynamic of a schedule (accompanied by appropriate backup documentation) of how the proceeds of the First Tranche shall be applied and the execution by all parties thereto and delivery to Dynamic of (A) the Purchase Agreement with respect to the First Note, (B) the Security Agreement with respect to the First Note, (C) the Intercreditor Agreement, (D) the Registration Rights Agreement with respect to any shares of Common Stock which may be issued to Dynamic or its designees upon conversion of the First Note or exercise of the First Warrant and (E) all such further agreements, instruments and other documents (including, without limitation, certificates of governmental officials and officers of the Company and legal opinions) as counsel to Dynamic may reasonably require. The documents referred to in the immediately-preceding sentence, together with the First Note, the First Warrant and the UCC-1 financing statements referred to below in this paragraph D, are hereinafter collectively referred to as the “Loan Documents”. Dynamic is hereby authorized by the Company, at or after the First Closing, to file UCC-1 financing statements and/or other documentation to perfect the security interests granted to it pursuant to the Security Agreement.

DayStar Technologies, Inc.

April 29, 2010

E. Following the First Closing, the Company may request from time to time, during the 90-day period following the First Closing, that Dynamic fund, or arrange the funding of, further installments of the Loan, until Dynamic shall have advanced funds aggregating the $3,000,000 maximum amount of the Loan. Any such request shall be accompanying by a schedule (accompanied by appropriate backup documentation) of how the proceeds of any such further installment shall be applied. The Company acknowledges that Dynamic has not yet completed its due diligence review of the Company and may, in its sole discretion, for any reason or for no reason at all, decline to fund (or arrange the funding of) all or part of the amount of any such funding request made after the First Closing. In such event, Dynamic shall nevertheless retain all rights and remedies (including, without limitation, its convertibility rights under the Notes and its share purchase rights under the Warrants) acquired by it with respect to the First Loan and any subsequent installments of the Loan (the “Subsequent Tranches”) which it shall have funded. At the closing of the funding of any such further installment of the Loan (or, if not paid prior thereto, at the closing of the Equipment Loan (as hereinafter defined), the Company shall pay or reimburse Dynamic for its legal expenses incurred prior thereto in connection with the transactions contemplated by this Agreement.

F. At the closing for the funding of any Subsequent Tranche, all parties thereto shall execute and deliver to Dynamic Loan Documents comparable to the Loan Documents delivered at the First Closing, except for appropriate changes to reflect differences in the amounts of the advances, the number of shares of Common Stock into which the Notes evidencing the Subsequent Loans shall be convertible and the number of shares that the respective holders of the Warrants issued in connection therewith shall be entitled to purchase upon exercise thereof, which number shall be that number which equals the number of shares issuable upon conversion of the Note evidencing the installment of the Loan advanced in such Subsequent Tranche. The number of shares issuable upon the conversion of the Note evidencing the installment of the Loan advanced in such Subsequent Tranche shall be calculated by dividing the principal amount of the Note by $0.30, provided, however, that the number of shares into which the Notes evidencing the Loan may be converted shall in no event exceed 10,000,000. Loan Documents executed and delivered at the First Closing that provided for the funding of Subsequent Tranches therein need not be re-executed or amended at the closing of such Subsequent Tranches unless Dynamic shall reasonably require that they be so re-executed or amended. The Parties understand and agree that the conversion price of subsequent Tranches will be adjusted after the implementation of a reverse stock split.

DayStar Technologies, Inc.

April 29, 2010

G. Contemporaneously with the execution and delivery of this Agreement, Bighorn Capital, Inc. is issuing to the Company a commitment (the “Bighorn Commitment”), a copy of which is attached hereto as Annex G, to use its best efforts to obtain for the Company, within 90 days from the First Closing, a five-year equipment loan (the “Equipment Loan”), to be secured by collateral consisting of equipment currently on order from European vendors, equipment needed to support operations and equipment already delivered and paid for (collectively, the “Equipment”), as well as other assets of the Company, in an amount not less than the lesser of (i) 80% of the delivered and installed total purchase price for such equipment (for a total of approximately $35,200,000), or (ii) 80% of the value of such equipment (as determined by the equipment lender in its sole judgment), provided, however, that the final principal amount of the Equipment Loan shall not be less than $21,000,000. The aggregate purchase price of the Equipment is represented by the Company to be approximately $44,000,000, against which the Company has made cash deposits aggregating approximately $8,500,000 and has previously paid approximately $9,000,000 on Equipment previously delivered. Based upon the Company’s representations as to the total cost of purchasing, shipping and installing such equipment and as to the balance due on the purchase price (and related expenses therefor), Dynamic and the Company believe that, upon the closing of the Equipment Loan and the payment in full of any unpaid purchase price (and related expenses) for the Equipment, the Company is expected to realize net cash proceeds of not less than $4,000,000 and possibly up to $10,000,000 (from the first proceeds of which, as will be provided in the Intercreditor Agreement executed and delivered at the First Closing, the promissory notes covered by the Intercreditor Agreement held by the Lenders (the “Bridge Loan Notes”) will, until such proceeds are exhausted, be repaid in full, at the option of the respective Lenders holding the same, pro rata according to their respective principal balances, except that (A) if the Lenders shall agree (which agreement the Company will use its best efforts to obtain), the Notes shall have priority and shall be paid in full before any payment shall be made on the Bridge Loan Notes, and (B) in the absence of such agreement by the Lenders, the Lacey Lenders agree to provide Dynamic with its pro rata share under the existing Intercreditor Agreement up to the aggregate amount of the Lacey Loans. Prior, to the First Closing, the Company will provide to Bighorn all information necessary to enable Bighorn to submit the Company’s application for the Equipment Loan to the proposed equipment lender. Thereafter, the Company will take all reasonable actions necessary to pursue such application and, upon the acceptance thereof, to consummate the Equipment Loan, including, without limitation, the acceptance of such lender’s definitive commitment within three business days of the Company’s receipt thereof. The failure of the Company to comply with the foregoing obligations with respect to its application for the Equipment Loan shall, following notice to the Company from Bighorn of such default and the failure of the Company to cure such default within three business days, cause the subordination of the security interests of the Lenders other than Dynamic and right of such Lenders to payment and performance of their promissory notes issued by the Company referred to above in paragraph B to become immediately effective until the Equipment Loan shall have been consummated; the Lacey Noteholders agree to the foregoing, and the Company agrees to use its best efforts to obtain, as soon as possible after the date hereof, the same agreement from the other Lenders other than Dynamic. The Company confirms that the Board of Directors has approved the Big Horn

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April 29, 2010

Commitment, and the officers of the Company have been so authorized to pursue actions required to prepare a final definitive Equipment Loan. If there is any material deviation in the terms of the Equipment Loan from those outlined in the Commitment, adverse to the Company, the Company is not obligated to accept the terms of the Equipment Loan.

H. In the event that, within 90 days from the date of the First Closing, either (i) Dynamic shall have made advances to the Company under the Loan aggregating not less than $3,000,000 (or such lesser amount as the Company shall have agreed to accept in full satisfaction of Dynamic’s required advances under the Loan) or (ii) without regard to whether any advances under the Loan beyond the First Tranche shall have been funded by Dynamic, Bighorn shall have fulfilled the Bighorn Commitment and the Equipment Loan shall have been consummated, then the Company shall, in addition to having paid to Bighorn, at the closing of the Equipment Loan, all fees provided for in the Bighorn Commitment, (A) pay to Dynamic a fee in the amount of $1,500,000, and (B) issue and to such designee as Bighorn and Dynamic shall designate, a seven-year Warrant for the Purchase of 5,000,000 Shares of Common Stock, in substantially the form of the Warrants (as hereinabove defined) to purchase, at an exercise price of $.30 per share ($2.70 on a post reverse split basis), shares of Common Stock which, as of the date of their issuance, shall when taken together with the shares of Common Stock previously issued or then issuable to Dynamic (or its designee) upon conversion in full of the Notes and exercise in full of the Warrants, represent 19.9% of the total issued and outstanding shares of Common Stock. In the event that the Equipment Loan shall not be consummated, due to circumstances within the control of the Company, when the equipment lender is ready, willing and able to consummate the Equipment Loan upon the terms and conditions set forth in the definitive commitment executed by the Company and the equipment lender, then the Company shall be obligated, in addition to paying the fees provided for in the Bighorn Commitment and hereinabove in this paragraph H, to issue to such designee as Bighorn and Dynamic shall designate, as liquidated damages, seven-year Warrants to purchase the same number of shares of Common Stock, at the same exercise price, as would have been issuable to such designee if the Equipment Loan had been consummated.

I. In addition to the transactions described above with respect to the Loan and the Equipment Loan, Dynamic has proposed to the Company that Dynamic assign, or cause to be assigned, to the Company, within 90 days from the First Closing and without regard to whether the Subsequent Tranches shall be funded or the Equipment Loan shall be consummated, all of the right, title (direct or indirect) and interest which Dynamic expects it will acquire, within such 90-day period, in and to a contract (the “Contract”) with the Contract Entity (as hereinafter defined), fully funded for the Contract Entity with financing arranged by Bighorn, for Dynamic to fabricate, construct and install, and otherwise develop and commence the operation of, a solar energy generation plant (the “Transaction”). In connection with the assignment of the Contract to the Company, Dynamic will also assign to the Company Dynamic’s direct or indirect ownership interest in such plant. For purposes of this Agreement, it is understood that Dynamic’s ownership

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April 29, 2010

interest in such plant to be assigned to the Company may take the form of a 49% interest (the “Contract Interest”) in the entity (the “Contract Entity”) which will own such plant and pay the Company (with the financing (the “Plant Construction Debt”) arranged by Bighorn) to construct and complete it. In any case, in connection with the assignment to the Company of the Contract and Dynamic’s ownership interest in such plant or the Contract Interest (as the case may be), the Company will assume from Dynamic all liabilities and obligations associated with Dynamic’s interest in the Contract and Dynamic’s ownership interest in such plant or the Contract Interest (as the case may be), including, without limitation, the obligation to repay and/or guarantee the repayment of 49% of the Plant Construction Debt. Provided that the First Closing has occurred and that Dynamic has consummated its acquisition of the Contract and its 49% ownership interest in such plant (or in the Contract Entity, as the case may be), the Company shall be obligated (except as otherwise expressly provided below in this paragraph I), within the 90-day period after the First Closing, to accept the aforesaid assignments and assumptions and, in consideration therefor, to issue and deliver (subject only to obtaining any required stockholder approval, listing approval and regulatory consents, which the Company shall use its best efforts to obtain as expeditiously as possible), to such designee as Dynamic shall designate, shares of Common Stock which, as of the date of their issuance, shall, on a fully-diluted basis, without regard to any other shares of Common Stock issuable to Dynamic or Bighorn (or the designee of either or both of them) upon conversion in full of the Notes and exercise in full of any Warrants, represent 52% of the total issued and outstanding shares of Common Stock. Based upon the transaction description contained in this paragraph I and the representation of Dynamic that (i) its counsel with respect to such transaction shall be Chadbourne & Parke LLP (with the Company agreeing to provide Dynamic, Bighorn and such counsel with a waiver of any conflict that might be deemed to exist as a result of such firm’s prior or contemporaneous representation of the Company) or a comparable major United States-based law firm, (ii) the Plant Construction Debt shall be in an amount of approximately $90,000,000 and shall be provided by a United States-based (or branch of a United States-based) “money center bank”, (iii) the transaction shall be commercially sound, (iv) the ownership assets to be acquired in the transaction shall be largely covered by political risk insurance, to the extent such insurance is commercially and reasonably available, and (v) the Valuation (as hereinafter defined) shall not be less than $10,000,000, the Board of Directors of the Company has approved the execution of this Agreement and authorized the officers of the Company to commence the due diligence and other steps to prepare final definitive agreements with respect to the Transaction as defined above. The Board of the Company is prepared to authorize a final agreement about the Transaction, provided, however, that the foregoing representation of Dynamic is not incorrect in any material respect. If any such misrepresentation by Dynamic shall have occurred, the Company shall not be obligated to proceed with the transaction and shall not be liable to pay any breakup fee (as provided for below in paragraph J), but the Company shall have no other recourse against Dynamic based upon such misrepresentation. In the event that a nationally-recognized investment banking or asset and business valuation firm mutually agreed upon by the Company and Dynamic (it being understood that the firms named on

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April 29, 2010

Schedule I attached hereto are acceptable to the Company), which shall be retained by the Company (at its sole expense) to determine the fair financial value to the Company (the “Valuation”) of (A) the Contract, (B) Dynamic’s ownership interests in the plant (or in the Contract Interest, as the case may be) and (C) any other assets that may be assigned by Dynamic to the Company in connection with the transaction contemplated by this paragraph I, including any liabilities thereto, and to issue a fairness opinion thereon, shall determine such value to be less than, or more than, $18,000,000, then the number of shares of Common Stock to be so issued shall be adjusted proportionately downward, or proportionately upward, as the case may be. Dynamic understands that, until the Company has received any required approval of its stockholders, listing approval and regulatory consents (all of which the Company shall seek to expeditiously obtain), the issuance of the shares of Common Stock to be so issued shall be delayed. At the meeting of the Company’s stockholders called to consider such required stockholder approval, the Company will, if Dynamic shall so request, propose a slate of directors submitted by Dynamic for approval by the stockholders. Upon the issuance of such shares, (x) if such a slate has not been so elected, assuming Dynamic’s ownership interest in the Company is at least 52%, the then-incumbent directors of the Company will, at the request of Dynamic, tender their resignations to the Company and otherwise cooperate in installing designees of Dynamic as directors of the Company occupying a majority of the Company’s Board seats, and (y) a representative designated by Dynamic shall become a required authorized signatory on all checks or other withdrawals in excess of $1,000 from bank accounts of the Company.

J. In the event that, after the First Closing, without regard to whether any advances under the Loan beyond the First Tranche shall have been funded by Dynamic, Bighorn shall have fulfilled the Bighorn Commitment or the Equipment Loan shall have been consummated, Dynamic shall be ready, willing and able to assign the Contract to the Company as contemplated above in paragraph I but the Company shall be unable to consummate the transaction contemplated by such paragraph I within the 90-day period following the First Closing because it shall have entered into, or agreed to enter into, a transaction with a third party which (A) makes it impossible for the Company to consummate the transaction contemplated by paragraph I above or (B) would materially deprive Dynamic of the economic benefit to be derived by it from the transaction contemplated by such paragraph I, then the Company shall promptly pay to Dynamic a “breakup fee” in the amount of $3,000,000 plus the amount of all of Dynamic’s reasonable, verifiable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement. If the Company shall receive an offer from a third party to enter into a transaction which, if agreed to or consummated, would entitle Dynamic to such “breakup fee”, then Dynamic shall be given written notice of such offer and a right of first refusal to match such offer (with Dynamic being credited with the amount of its potential “breakup fee” in the Company’s determination of the value of the Dynamic counteroffer).

DayStar Technologies, Inc.

April 29, 2010

K. In order to induce Dynamic to enter into this Agreement and consummate the transactions contemplated hereby and in addition to any representations and warranties to be contained in the Loan Documents, the Company represents and warrants to Dynamic as follows:

(i) The Company is a Delaware corporation duly organized and validly existing, will be in good standing under the laws of the jurisdiction of its incorporation as soon as practicable following the First Closing (it being understood that proceeds from the First Tranche will be applied to pay fees and taxes owes to such jurisdiction of incorporation), has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business and in which the failure to be so qualified could have a material adverse effect upon the Company.

(ii) The Company has the requisite power and authority to enter into this Agreement and the Loan Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Loan Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, as hereinabove confirmed. The Company has duly executed and delivered this Agreement. This Agreement constitutes, and each Loan Document to which the Company is a party, when executed and delivered by the Company, will constitute, the valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (B) the availability of injunctive relief and other equitable remedies.

(iii) The execution and delivery by the Company of this Agreement and the Loan Documents to which the Company is or will be a party do not, and the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby (in each case, with or without the giving of notice or lapse of time, or both), will not, directly or indirectly, (A) violate the provisions of any of the charter documents of the Company, (B) except to the extent that the approval of the stockholders of the Company is required, violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights under any contract (x) to which the

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Company is a party, (y) of which the Company is a beneficiary or (z) by which the Company or any of its assets is bound, (C) violate or conflict with any law, authorization or order applicable to the Company, or give any governmental entity or other person the right to challenge any of the transactions contemplated by this Agreement or the Loan Documents or to exercise any remedy, obtain any relief under or revoke or otherwise modify any rights held under, any such law, authorization or order, or (D) result in the creation of any lien or other encumbrance upon any of the assets owned or used by the Company.

(iv) The Company has conducted, and is conducting, its business in compliance, in all material respects, with all applicable laws. The Company has not received any notice regarding any violation of, conflict with, or failure to conduct its business in compliance with, any applicable law.

(v) Except as disclosed in the Company’s prior publicly-available filings with the Securities and Exchange Commission (the “SEC”) and in Schedule II attached hereto, there is no action, suit or proceeding, claim, arbitration, litigation or investigation (each, an “Action”) pending against the Company or, to the Company’s knowledge, threatened against or affecting the Company, and, to the Company’s knowledge, no event has occurred or circumstance exists that may give rise or serve as a basis for any such Action.

(vi) To the Company’s knowledge, no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and the Loan Documents.

(vii) No representation or warranty by the Company in this Agreement, and no statement made by the Company in the Loan Documents or any certificate or other document furnished or to be furnished to Company pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement and the Loan Documents, contains or will, at the time of any closing contemplated hereby contain, any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. Except as specifically disclosed in the Company’s prior publicly-available filings with the SEC, there are no facts or circumstances of which the Company is aware that have had or could be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations, prospects or results of operations of the Company’s business.

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April 29, 2010

L. In order to induce the Company to enter into this Agreement and consummate the transactions contemplated hereby and in addition to any representations and warranties to be contained in the Loan Documents, Dynamic represents and warrants to Dynamic as follows:

(i) Dynamic is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business and in which the failure to be so qualified could have a material adverse effect upon Dynamic.

(ii) Dynamic has the requisite power and authority to enter into this Agreement and the Loan Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Loan Documents to which Dynamic is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Dynamic. Dynamic has duly executed and delivered this Agreement. This Agreement constitutes, and each Loan Document to which Dynamic is a party, when executed and delivered by Dynamic, will constitute, the valid and binding obligation of Dynamic, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (B) the availability of injunctive relief and other equitable remedies.

(iii) The execution and delivery by Dynamic of this Agreement and the Loan Documents to which Dynamic is or will be a party do not, and the performance by Dynamic of its obligations hereunder and thereunder and the consummation by Dynamic of the transactions contemplated hereby and thereby (in each case, with or without the giving of notice or lapse of time, or both), will not, directly or indirectly, (A) violate the provisions of any of the organizational documents of Dynamic, (B) except to the extent that the approval of the stockholders of the Company is required, violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights under any contract (x) to which Dynamic is a party, (y) of which Dynamic is a beneficiary or (z) by which

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Dynamic or any of its assets is bound, (C) violate or conflict with any law, authorization or order applicable to Dynamic, or give any governmental entity or other person the right to challenge any of the transactions contemplated by this Agreement or the Loan Documents or to exercise any remedy, obtain any relief under or revoke or otherwise modify any rights held under, any such law, authorization or order, or (D) result in the creation of any lien or other encumbrance upon any of the assets owned or used by Dynamic.

(iv) Dynamic has conducted, and is conducting, its business in compliance, in all material respects, with all applicable laws. Dynamic has not received any notice regarding any violation of, conflict with, or failure to conduct its business in compliance with, any applicable law.

(v) There is no Action pending against Dynamic or, to Dynamic’s knowledge, threatened against or affecting Dynamic, and, to Dynamic’s knowledge, no event has occurred or circumstance exists that may give rise or serve as a basis for any such Action.

(vi) To Dynamic’s knowledge, no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and the Loan Documents.

(vii) No representation or warranty by Dynamic in this Agreement, and no statement made by Dynamic in the Loan Documents or any certificate or other document furnished or to be furnished to Company pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement and the Loan Documents, contains or will, at the time of any closing contemplated hereby contain, any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

M. The Company shall indemnify and defend Dynamic and its members, managers, employees, agents, successors and assigns (the “Company Indemnitees”) against, and shall hold them harmless from, any and all losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) resulting from, arising out of, or incurred by any Company Indemnitee in connection with, or otherwise with respect to:

(i) the failure of any representation and warranty by the Company contained in this Agreement, the Loan Documents or any certificate or other document furnished or to be furnished to Dynamic in connection with the transactions contemplated by this Agreement and the Loan Documents to be true and correct in all material respects; or

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(ii) any breach of any covenant or agreement of the Company contained in this Agreement, the Loan Documents or any certificate or other document furnished or to be furnished to Dynamic in connection with the transactions contemplated by this Agreement and the Loan Documents.

N. Dynamic shall indemnify and defend the Company and its stockholders, directors, officers, employees, agents, successors and assigns (the “Dynamic Indemnitees”) against, and shall hold them harmless from, any and all losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) resulting from, arising out of, or incurred by any Dynamic Indemnitee in connection with, or otherwise with respect to:

(i) the failure of any representation and warranty by the Company contained in this Agreement, the Loan Documents or any certificate or other document furnished or to be furnished to Dynamic in connection with the transactions contemplated by this Agreement and the Loan Documents to be true and correct in all material respects; or

(ii) any breach of any covenant or agreement of Dynamic contained in this Agreement, the Loan Documents or any certificate or other document furnished or to be furnished to the Company in connection with the transactions contemplated by this Agreement and the Loan Documents.

O. If the offer contained herein is accepted by the Company, then, until May 3, 2010 and thereafter for 90 days following the First Closing, it is understood that neither the Company, nor any of its affiliates or business associates, will, directly or indirectly solicit, negotiate, provide information to third parties or accept expressions of interest or offers from third parties, or cause or permit anyone on their behalf to do any of the foregoing, with respect to any transaction which would (i) make it impossible for the Company to consummate the transaction contemplated by paragraph I above or (ii) materially deprive Dynamic of the economic benefit to be derived by it from the transaction contemplated by such paragraph I. During such period of exclusivity, the Sellers and management of the Company and any parties acting on their behalf agree not to directly or indirectly solicit, negotiate, provide information to outside parties or accept any other expressions of interest or offers for the Company. Notwithstanding the foregoing, during such period of exclusivity, the Company may continue its current activities to seek additional working capital through a rights offering, license agreements, additional bridge loans and other transactions that would improve the Company’s financial condition without interfering with, or diminishing the value (to the Company or Dynamic) of the transactions contemplated by this Agreement.

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April 29, 2010

P. The nature and terms of the transactions contemplated by this Agreement and the Loan Documents, proprietary and confidential information and trade secrets of the respective businesses of the Company and Dynamic, the fact that the parties are in discussions of any kind and all information exchanged between the parties are to remain strictly confidential.

Q. The Company will not disclose the terms of this Agreement except as may be required by the laws, rules and regulations of the SEC or as may be required by the rules of NASDAQ, and will provide Dynamic, for comment, with a courtesy copy of any such proposed filing at least 24 hours prior to the release or filing thereof. The acceptance by the Company of comments thereon from Dynamic shall be subject to the reasonable judgment of the Company’s attorneys. Except for the foregoing, neither the Company nor Dynamic will make any public announcement of any transaction contemplated by this Agreement unless such announcement is approved in advance by both parties.

R. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (i) on the date established by the sender as having been delivered personally, (ii) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (iii) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (iv) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed to the intended party at its address hereinabove set forth, or to such other address as shall have previously been provided to the sender by the intended party.

S. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

T. This Agreement and the Loan Documents shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

U. This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. The parties agree that the delivery of this Agreement, and the delivery of the Loan Documents and any other agreements and documents, may be effected by means of an exchange of facsimile or electronic signatures.

DayStar Technologies, Inc.

April 29, 2010

V. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

W. This Agreement, the Loan Documents and the other documents, instruments and agreements specifically referred to herein or therein or delivered pursuant hereto or thereto set forth the entire understanding of the parties hereto with respect to the transactions contemplated by this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

X. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Y. The parties have participated jointly in the negotiation and drafting of this Agreement and the Loan Documents. Any rule of construction or interpretation otherwise requiring this Agreement or the Loan Documents to be construed or interpreted against any party by virtue of the authorship of this Agreement or the Loan Documents shall not apply to the construction and interpretation hereof and thereof.

Z. If the Company wishes to accept the offer contained herein, whereupon this Agreement shall become a binding agreement enforceable in accordance with its terms, the Company should so indicate by signing the attached copy hereof and returning same to Dynamic prior to the close of business on April 28, 2010.

Very truly yours,

DYNAMIC WORLDWIDE SOLAR ENERGY, LLC

By:	/s/ Brad Zackson
Brad Zackson, Manager

The undersigned hereby accepts the offer set forth above and agrees to be bound by the foregoing Agreement:

DayStar Technologies, Inc.

April 29, 2010

DAYSTAR TECHNOLOGIES, INC.

By:	/s/ Magnus Ryde
Name:	Magnus Ryde
Title:	Chief Executive Officer

The undersigned hereby acknowledges and agrees to be bound by the provisions set forth above which are applicable to it:

BIGHORN CAPITAL, INC.

By:	/s/ Robert Entler
Name:	Robert Entler
Title:	President

The undersigned acknowledge and confirm their agreements set forth above in paragraphs B and G:

TD Waterhouse RRSP Account 230832S

By:	/s/ Peter A. Lacey
Name:	Peter A. Lacey
Title:	Authorized Signatory

Peter A. Lacey

/s/ Peter A. Lacey
Peter A. Lacey